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                                                                   Exhibit 10.16

                                    EXHIBIT A


THE PRINCIPAL AMOUNT OF THE INDEBTEDNESS EVIDENCED OR SECURED BY THIS INSTRUMENT IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT DATED AS OF JANUARY 17, 2002 BY AND AMONG ARTISAN ENTERTAINMENT, INC., ARTISAN PICTURES, INC., ARTISAN HOME ENTERTAINMENT, INC., THE OTHER GUARANTORS LISTED ON THE SIGNATURE PAGE THEREOF, VIALTA, INC., AND JPMORGAN CHASE BANK, AS AGENT.

                          SUBORDINATED PROMISSORY NOTE

$10,000,000                                  Date of Issuance:  January 17, 2002

      Artisan Entertainment Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Vialta, Inc., a Delaware corporation (" Lender"), the principal amount of $10,000,000 (or $5,000,000, if the second sentence of Paragraph 1 below is applicable) together with interest thereon, in accordance with the provisions of this Subordinated Promissory Note (this "Note").

1. Loan. Lender agrees, upon the terms and conditions hereof, to loan to Company the principal amount available hereunder upon the request of Company. Notwithstanding the foregoing, in the event that Lender delivers to Company an Exploitation Notice for Programming Package 1 under the License Agreement prior to Lender's making the loan under this Note (including if such Exploitation Notice is delivered during the five business day period after Company has provided a Borrowing Certificate to Lender and prior to Lender having made the Loan under this Note), the maximum principal amount that may be borrowed under this Note shall be limited to $5,000,000. Company shall provide to Lender a Borrowing Certificate in the form of Exhibit A attached hereto at least five business days' prior to the date upon which the Loan under this Note is to be made. Only one Loan shall be made hereunder. Company must provide the Borrowing Certificate to Lender on or prior to July 15, 2002 in order to borrow under this Note. Except as otherwise expressly provided in paragraph 4(b) hereof, interest shall accrue at the rate of seven and one-half percent (7.5%) per annum (computed on the basis of the actual number of days elapsed over a year of 360 days), compounded quarterly on the last day of each March, June, September and December (each, an "Interest Payment Date"), beginning on the date upon which the Loan under this Note is made, on the unpaid principal amount of this Note (plus any accrued but unpaid interest that has been compounded) outstanding from time to time. Unless this Note has been previously repaid, Company shall make an initial cash interest payment to the holder of this Note equal to accrued interest under the Note on the last business day of September, 2004, (unless earlier payment of cash interest is permitted under Senior Debt Agreements, in which case such cash payments shall commence on such earlier Interest Payment Date)
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      and shall make quarterly cash payments to the holder of this Note thereafter on each Interest Payment Date.

2.    Payment of Principal on Note.

      (a) Scheduled Payments. The Company shall pay the principal amount of $10,000,000 (or such lesser principal amount then outstanding) to the holder of this Note on the third anniversary of the date upon which the Loan under this Note is made, together with all accrued and unpaid interest on the principal amount being repaid (and any accrued but unpaid interest that has been compounded).

      (b) Voluntary Prepayments. The Company shall have the right to prepay principal of this Note on the following terms and conditions:

            (i) Subject to subparagraph (b)(ii) below, the Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note.

            (ii) The Company shall send written notice (the "Prepayment Notice") of its election to make a prepayment on this Note (and the amount to be prepaid) to the holder of this Note by registered or certified mail, return receipt requested, or by reputable overnight courier, at least 10 days prior to the date of prepayment.

            (iii) The Company may, at any time and from time to time, without premium or penalty, prepay all or any portion of any accrued but unpaid interest on this Note (and any accrued but unpaid interest that has been compounded).

      (c) Prepayments By Way of Offset. To the extent permitted under Senior Debt Agreements, so long as any amounts are outstanding under this Note, any "License Fees" payable by the holder hereof under the License Agreement shall, when due, automatically be offset (i) first, against payment of any costs and expenses due the holder hereof under paragraph 21 hereof, (ii) second, against any interest payment due to the holder hereof under paragraph 1 hereof, (iii) third, against prepayment of this Note pursuant to paragraph 2 hereof, and/or (iv) finally, against payment of any other amounts due the holder hereof under or with respect to this Note. For the technical purposes of effecting such offsets, any such obligations of the holder hereof to Artisan shall be offset against Artisan's obligations as a Guarantor of the obligations of the Company to the holder hereof. The Company shall notify the holder hereof in writing of any offset effected pursuant to the foregoing provisions, provided that such notices shall be for informational purposes only and shall not be binding if in error. Nothing herein shall limit any otherwise validly existing right of the Company to offset any bona fide debts due and owing from the holder of this Note against any amounts due

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            and owing to such person or entity and its affiliates including but not limited to any amounts owed under the License Agreement.

3. Subordination. All amounts (including all principal, interest, premiums and other payments) payable by the Company with respect to the Note, or payable by the Guarantors with respect to the Guaranty, and the priority of all liens on Collateral in favor of the holder of this Note, and all rights and remedies thereunder or with respect thereto, are and shall be subordinate and junior in right of payment and priority to the prior payment in full of the Senior Debt, and to the priority of the liens in favor of the holders of Senior Debt or their representatives, to the extent and in the manner set forth in one or more subordination agreements between the holders of the Senior Debt and the holder of this Note. Lender agrees to negotiate in good faith and execute subordination agreements reasonably acceptable to the holders of Senior Debt consistent with the first sentence of this paragraph 3 (it being understood that Lender will approve and agree to execute any subordination agreement with terms that are no less favorable to it than those set forth on Exhibit B attached hereto). The holder of this Note hereby agrees to execute any and all agreements, documents and instruments reasonably requested by the Company or the holders of the Senior Debt in furtherance of, and consistent with, this paragraph 3.

4.    Events of Default.

      (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

            (i) any Credit Party fails to pay when due and payable (whether at maturity or otherwise) any amount payable under any Transaction Document and such failure to pay is not cured within ten (10) business days after the occurrence thereof;

            (ii) any Credit Party fails to duly observe or perform any covenant, condition or agreement contained in this Note or any other covenant, condition or agreement contained in any other Transaction Document and such failure is not cured within thirty (30) days after notice thereof has been given to the Company by the holder of this Note; or;

            (iii) any Credit Party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating any Credit Party bankrupt or insolvent; or any order for relief with respect to any Credit Party is entered under the Federal Bankruptcy Code; or any Credit Party petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Credit Party, or of any substantial part of the assets of such Credit Party, or commences any proceeding relating to such Credit Party under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution


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                  or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against any Credit Party and either (A) such Credit Party by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

            (iv) any representation or warranty made by any Credit Party in any Transaction Document or in connection with any financial statement, certificate or other document required to be furnished by or on behalf of any Credit Party to the holder of this Note in connection with any Transaction Document shall prove to have been false and misleading in any material respect when made, deemed to be made or delivered.

            (v) default shall be made with respect to any payment of any monetary obligation of any Credit Party in excess of $2,500,000 when due, or the performance of any other obligation incurred in connection with any such monetary obligation, if the effect of such default is to accelerate the maturity of such monetary obligation or to permit the holder thereof to cause such monetary obligation to become due prior to its stated maturity, or if such monetary obligation has become due at its stated maturity, and if such default shall not have been remedied, cured, waived or consented to by the holder of such monetary obligation within the period of grace with respect thereto;

            (vi) final judgment(s) for the payment of money in excess of $500,000 shall be rendered against any Credit Party which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty
                  (30) days from the entry of a final order of affirmance on appeal; or

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      (b)   Consequences of Events of Default.

            (i)   If any Event of Default has occurred and continued for ten
                  (10) business days, without limiting any other remedies hereunder or at law, the interest rate on this Note shall increase immediately by an increment of one (1) percentage point, to the extent permitted by law. Thereafter, until such time as all Events of Default have been cured or waived, the interest rate shall increase automatically at the end of each succeeding ninety-day period by an additional increment of one
                  (1) percentage point, to the extent


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                  permitted by law (but in no event shall the interest rate
                  exceed 12.0% and, accordingly, the last such permitted incremental increase in the interest rate shall be one half of one percentage point from 11.5% to 12.0%). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which all Events of Default have been cured or waived (subject to subsequent increases pursuant to this subparagraph).

            (ii) If an Event of Default of the type described in subparagraph 4(a)(iii) has occurred with respect to the Company only, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holder of this Note.

            (iii) If any Event of Default (other than under subparagraph
                  4(a)(iii) with respect to the Company) has occurred and is continuing, subject to the provisions of paragraph 3 hereof, the holder of this Note may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable).

5. Security. At such time that either (i) the Canyon Note is repaid in full or (ii) a lien in favor of the holder hereof is permitted under the Senior Debt Agreements, Guarantor shall execute and deliver to the holder hereof such documents as may be necessary for the holders to either (i) obtain an interest in the Collateral equivalent to Canpartners' interest in the Collateral under the Canyon Note or (ii) to have perfected liens on all of the Collateral, subject in priority only to the liens in favor of the holders of Senior Debt and other priority liens expressly permitted by the Senior Debt Agreements.

6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company or the Parent may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company or the Parent has obtained the written consent of the holder of this Note.

7. Definitions. For purposes of this Note, the following capitalized terms have the following meaning:

      "Artisan" means Artisan Home Entertainment Inc.


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      "Authorized Officer" shall mean, with respect to any Credit Party, such
      Credit Party's Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer.

      "Canpartners " means Canpartners Investments IV, LLC.

      "Canyon Note" means the Note and Stock Purchase Agreement dated as of July 9, 1997, as amended to date.

      "Change in Control" shall be defined as set forth in the Senior Debt Agreements.

      "Collateral" means any present or future property or asset of any Credit Party of any type or nature, whether real or personal, tangible or intangible, subject to a lien under any Senior Debt Agreements.

      "Credit Parties" means the Company and the Guarantors, and each of them, and any one or more of them.

      "Default" means any event that, with the giving of notice or passage of time, or both, could constitute or give rise to an Event of Default.

      "Guarantors" means Artisan Pictures Inc., and each Person (other than the Company) that is a guarantor of the obligations of Artisan Pictures Inc. pursuant to the Senior Debt Agreements, and each of them, and any one or more of them.

      "Guaranty" means the General Continuing Guaranty in the form attached hereto as Exhibit C whereby the Guarantors guaranty to the holder hereof payment and performance of the obligations of the Company under the Note.

      "License Agreement" means that certain License Agreement dated as of January 17, 2002, between the holder hereof and Artisan Home Entertainment Inc.

      "Person " means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Senior Debt" means all Senior Obligations of the Company as defined in the Subordination Agreement dated as of January 18, 2002 attached hereto as Exhibit B.

      "Senior Debt Agreements" means any and all documents, instruments and agreements evidencing or relating to Senior Debt, as such Agreements may be amended from time to time.



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
      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
      (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

      "Transaction Documents" means this Note, the Guaranty and any documents evidencing the security interest in the Collateral entered into pursuant to Paragraph 7 hereof, as they may from time to time be amended, modified, supplemented, renewed or restated.

8. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full or otherwise converted, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

9. Payments. All payments to be made to the holder of this Note shall be made in the lawful money of the United States of America in immediately available funds.

10. Place of Payment. Payments of principal and interest shall be delivered to the holder at the following address:

                           Vialta, Inc.
                           48461 Fremont Boulevard
                           Fremont, California  95438

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

11. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of California, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.



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
12. Usury Laws. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company. Reference is made to Section 25118 of the California Corporations Code, which creates an exemption from California's usury laws. It is the intention of the Company and of the holder of this Note that this Note be exempt from California's usury laws by virtue of such Section 25118, and the Company hereby represents and warrants to the holder of this Note that the criteria set forth in such Section 25118 for the exemption contained therein to be applicable are met with respect to the transaction evidenced by this Note.

13. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.

14. Counterparts. This Note may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Note.

15. Descriptive Headings; Interpretation. The descriptive headings of this Note are inserted for convenience only and do not constitute a substantive part of this Note. The use of the word "including" in this Note shall be by way of example rather than by limitation.

16. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its


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      stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Note and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

17. No Assignment. Without the prior written consent of the Company, this Note may not be assigned, pledged or otherwise transferred.

18. Withholding. All amounts required to be paid by the Company hereunder, and all securities required to be issued hereunder, shall be subject to any required withholding.

19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or facsimile or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each holder of Notes and to the Company at the following addresses:

                           To Company:

                           Artisan Entertainment
                           2700 Colorado Avenue
                           2nd Floor
                           Santa Monica, CA  90404
                           Attn: Legal Department
                           Fax: (310) 255-3840

                           To Lender:

                           Vialta, Inc.
                           48461 Fremont Boulevard
                           Fremont, California  95438
                           Attn:  Didier Pietri
                           Fax: (510) 492-1679


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                           With Courtesy Copy to:

                           Sheri Jeffrey
                           Kaye Scholer LLP
                           1999 Avenue of the Stars
                           Suite 1700
                           Los Angeles, CA 90067
                           (310) 788-1206

20. Obligations Absolute and Unconditional. No reference herein and no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, as prescribed herein.

21. Costs and Expenses; Delay Not Waiver. The Company promises to pay all costs and expenses, including reasonable attorneys' fees incurred in the collection of this Note. The Company and any endorsers of this Note hereby consent to renewals and extension of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

22. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER HEREOF WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS NOTE OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES ANY SUCH ACTION OR PROCEEDING.

23. Representations and Warranties of the Company. To induce the holder hereof to make the loan to the Company evidenced hereby, the Company hereby represents and warrants to the holder hereof as follows:

      (a) Corporate Existence and Power. Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where both the nature of its properties or business so requires. Each of the Credit Parties has the corporate power and authority to own its respective properties and carry on its respective businesses as now being conducted, to execute, deliver and perform, as applicable, its obligations under this Note and other documents contemplated hereby to which it is or will be a party as provided.

      (b) Corporate Authority and No Violation. The issuance of the Note and, in the case of each Guarantor, the guaranty of the obligations as contemplated herein (i) have been duly authorized by all necessary corporate action on the part of each such Credit Party, (ii) will not constitute a violation by such Credit Party of any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to such Credit Party or any of its properties or assets which violation would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole, (iii) will not violate any provision of the Certificate of Incorporation or By-Laws of such Credit Party, indenture, agreement, bond, note or other similar instrument to which such Credit Party is a party or by which such Credit Party or its properties or assets are bound which violation would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole, and (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any such indenture, agreement, bond, note or other instrument which violation could have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole.

      (c) Governmental Approval. All authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof required for the issuance of the Notes have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

      (d) Financial Statements, Etc. The audited Consolidated balance sheets of the Parent and its Consolidated Subsidiaries at December 31, 2000 and the unaudited Consolidated balance sheet of the Parent and its Consolidated Subsidiaries at September 30, 2001, together with the related statements of cash flows and Stockholders' Equity and the related notes have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present in all material respects the Consolidated financial condition or the results of operations of the Parent and its Consolidated Subsidiaries at the dates or for the periods indicated, subject (in the case of unaudited statements) to changes resulting from normal year-end and audit adjustments, and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements. As of the date hereof, Company has no Senior Debt outstanding other than Senior Debt evidenced by the Canyon Note and Senior Debt outstanding under the Senior Debt Documents to which Chase Manhattan Bank is a party referred to in the definition of "Senior Debt."

      (e) No Material Adverse Change. There has been no material adverse change with respect to the business, operations, performance, assets, properties or condition (financial or otherwise) of the Credit Parties taken as a whole from


                                       11
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            September 30, 2001, except for changes due to seasonality that are consistent with the corresponding periods in prior years.

24. Affirmative Covenants of the Credit Parties. From and after the date hereof and for so long as any obligations of the Credit Parties under the Note remain outstanding, the Company agrees, and each Guarantor by executing the Guaranty agrees, that each Credit Party, unless the holder hereof otherwise consents in writing, shall:

      (a) Financial Statements and Reports. Furnish or cause to be furnished to the holder of the Note:

            (i) Within 120 days after the end of the current fiscal year of the Parent and within 95 days after the end of each subsequent fiscal year of the Parent the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of, and the related statements of income, Stockholders' Equity and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified opinion of Price Waterhouse LLP or such other independent public accountants of recognized standing as shall be retained by the Parent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

            (ii) Within 50 days after the end of each of the first three fiscal quarters of each of its fiscal years the unaudited consolidated balance sheets of the Parent and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income and cash flow for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Parent, on behalf of the Parent, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Parent, all adjustments necessary to present fairly in all material respects the financial position of the Parent and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

            (iii) Simultaneously with the delivery of the statements referred to in paragraphs 24(a)(i) and (ii) above, a certificate of an Authorized Officer of the Parent, on behalf of the Parent stating whether or not such Authorized


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
                  Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default has occurred and, if so, specifying each such condition or event and the nature thereof;

            (iv) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which any Credit Party shall file with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which any Credit Party shall release, send or make available to its common stockholders generally;

      (b) Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, material licenses, material permits and material franchises, and comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except as otherwise permitted under the Senior Debt Agreements.

      (c) Maintenance of Properties. Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith, is being currently contested in good faith by appropriate proceedings; provided, however, that nothing shall prevent any Credit Party from discontinuing the use, operation or maintenance of such properties or disposing of them if such discontinuance, or disposal is, in the judgment of its Board of Directors, desirable in the conduct of the business.

      (d) Books and Records. Maintain or cause to be maintained at all times true and complete books and records of its financial operations.

25. Negative Covenants of the Credit Parties. From and after the date hereof and for so long as any obligations of the Credit Parties under the Note remain outstanding, the Company agrees, and each Guarantor by executing the Guaranty agrees, that each Credit Party, unless the holder hereof otherwise consents in writing, shall not:

      (a) Limitations on Indebtedness. Incur, create, assume or suffer to exist any preferred stock or Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur create, assume or suffer to exist any Indebtedness other than Senior Debt and other Indebtedness permitted under the Senior Debt Agreements.


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
      (b) Limitations on Liens. Incur, create, assume or suffer to exist any Lien on its revenue stream, property or assets, whether now owned or hereafter acquired, except for Liens in connection with Senior Debt or other Liens permitted under the Senior Debt Agreements.

      (c) Restricted Payments. Declare, make or incur any liability to make any Restricted Payments other than Restricted Payments in connection with Senior Debt or permitted under the Senior Debt Agreements.

      (d) Transactions with Affiliates. Except for transactions permitted under the Senior Debt Agreements, effect any transaction with an affiliate other than a Credit Party on a basis less favorable to such Credit Party than would have been the case if such transaction had been effected on an arms-length basis (and if involving more than $100,000, without a resolution approving each such transaction from the Board of Directors of each Credit Party involved).

      (e) Change in Control. Except for transactions permitted under the Senior Debt Agreements, effect any transaction that results in a Change in Control of the Parent.

                                    * * * * *



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
IN WITNESS WHEREOF, the undersigned have executed and delivered this Note as of January 17, 2002.

                                                 ARTISAN ENTERTAINMENT INC.



                                                 By:____________________________

                                                 Its:___________________________


Accepted and acknowledged:

VIALTA, INC.


By: ________________________

Its: _______________________






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